UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8th Floor Edison, NJ		08837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K which are not historical, including statements regarding the Partnership’s or management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause its actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks and uncertainties are discussed in detail in the Partnership’s filings with the SEC and include, among other things, increased financing costs, no occurrence of an event of default under our credit agreement that would allow our lenders to immediately exercise their remedies under the credit facility, our liquidity, future charter rates and demand in the spot market for vessels. Investors are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Partnership assumes no responsibility to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

SECTION 2. FINANCIAL INFORMATION

ITEM 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The Partnership did not pay the principal or interest payment due on December 31, 2008 under its senior credit agreement. As a result of the Partnership’s failure to pay such amounts, an event of default has occurred under the senior credit agreement and, subject to the Forbearance Agreement referred to below, lenders holding a majority-in-interest of the outstanding loans may at any time direct the administrative agent to declare all outstanding obligations under the senior credit agreement to be immediately due and payable and to pursue their rights and remedies under the senior credit agreement. At December 31, 2008, an aggregate of $332.6 million was outstanding under the senior credit agreement. However, holders of a majority-in-interest of the outstanding loans under the senior credit agreement have entered into a forbearance agreement (the “Forbearance Agreement”) with the Partnership pursuant to which they agreed to forbear from taking any action or exercising any right or remedy permitted to be taken or exercised under the senior credit agreement and related loan documents as a result of the Partnership’s failure to make the December 31, 2008 principal and interest payments under the senior credit agreement. The Forbearance Agreement will terminate on the earliest to occur of (i) 5:00 p.m. (Eastern time) on February 10, 2009; (ii) the occurrence and continuance of any event of default other than the Partnership’s failure to make the December 31, 2008 principal and interest payments under the senior credit facility and (iii) the failure by the Partnership to comply with any of the provisions of the Forbearance Agreement. During the term of the Forbearance Agreement, the Partnership has agreed to engage in good faith negotiations with the administrative agent and the lenders regarding restructuring and strategic alternatives which shall include a possible sale of the Partnership. Failure of the Partnership to conduct such good faith negotiations shall constitute an event of default and result in a termination of the Forbearance Agreement. This summary of the Forbearance Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Forbearance Agreement filed herewith and incorporated by reference herein. The full text of the Forbearance Agreement is set forth in Exhibit 10.1 to this Form 8-K and you are urged to read the waiver and amendment in its entirety.

There can be no assurance that the Partnership’s negotiations with the lenders will be successful, or that the lenders will not declare all outstanding obligations under the senior credit agreement to be immediately due and payable and pursue their rights and remedies under the senior credit agreement upon termination of the Forbearance Agreement. The lenders’ prior waiver of any potential defaults under the financial covenants set forth in the senior credit agreement for the quarters ended September 30, 2008 and December 31, 2008 will expire January 31, 2009, which will result in the occurrence of an event of default under the senior credit agreement, and a termination of the Forbearance Agreement, absent an additional waiver or agreement to forbear by the lenders. There can be no assurance that the lenders will not accelerate the outstanding obligations and pursue their remedies under the senior credit agreement after January 31, 2009.

The Partnership’s failure to make the December 31, 2008 principal and interest payments under the senior credit facility constitutes an event of default under the Partnership’s interest rate swap agreements. As a result, the counterparty to each interest rate swap agreement may, upon prior notice, elect to terminate such agreement early. If the Partnership’s interest rate swap agreement with the administrative agent is early terminated, the Partnership estimates it would owe approximately $14.9 million under such agreement. If the Partnership’s interest rate swap agreement with Lehman Brothers Special Financing Inc. is early terminated, the Partnership estimates it would owe approximately $9.9 million under such agreement. There can be no assurance that the counterparties to these interest rate swap agreements will not early terminate the agreements and seek payment of these obligations, which are secured by all the assets of the Partnership; however, due to the Forbearance Agreement, the counterparties would be unable to require the administrative agent to foreclose on the Partnership’s assets during the term of the Forbearance Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title

10.1	Forbearance Agreement, dated as of December 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC, its general partner

By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: President and Chief Executive Officer
(principal executive officer)

Date: January 5, 2009